EXHIBIT 5.1



                                 (612) 904-5607
                                   Direct Dial


                                  June 5, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C.  20549

         Re:      K-tel International, Inc.
                  Form S-8 Registration Statement (the "Registration Statement") for K-tel International, Inc. 1994 Nonqualified Stock Option Agreements, 1996 Nonqualified Stock Option Agreements, and 1997 Nonqualified Stock Option Agreement

Ladies and Gentlemen:

         This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by K-tel International, Inc. (the "Company") covering shares of Common Stock, par value $.01 (the "Common Stock"), reserved for issuance under K-tel International, Inc. 1994 Nonqualified Stock Option Agreements, the 1996 Nonqualified Stock Option Agreements, and the 1997 Nonqualified Stock Option Agreements (collectively the "Plan").

         We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.




June 6, 1997
Page 8

         2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

         3. The 442,500 shares of Common Stock proposed to be issued under the Plan described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm in the Registration Statement.

                                      Sincerely,

                                      KAPLAN, STRANGIS AND KAPLAN, P.A.



                                      By /s/Bruce J. Parker
                                         Bruce J. Parker